UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2006
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road
Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01.     Entry into a Material Definitive Agreement
Item 9.01.     Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement
     On December 11, 2006, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), along with the subsidiary guarantors named therein, entered into a Placement Agreement (the “Placement Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives of the initial purchasers named in the Placement Agreement (the “Initial Purchasers”), to issue and sell, and the Initial Purchasers have agreed to purchase, $500.0 million aggregate principal amount of Floating Rate Senior Notes due 2014 (the “Notes”) in a private placement under the Securities Act of 1933 (the “Securities Act”) which was structured to permit resales under Rule 144A under the Securities Act. The Notes will bear interest at an annual rate equal to the London Interbank Offered Rate, or LIBOR, plus 3.375%.
     The Initial Purchasers have agreed to purchase the Notes from Hanesbrands at a purchase price of 98.625% of the principal amount thereof plus accrued interest, if any, from the date of issuance. The Placement Agreement provides that the Notes are to be issued under an indenture and that the holders of the Notes will be entitled to the benefits of a registration rights agreement pursuant to which Hanesbrands will agree to use reasonable efforts to offer to exchange the Notes under the Securities Act or otherwise register the resale of the Notes no later than nine months after the closing of this offering.
     The Placement Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Hanesbrands and its guarantor subsidiaries, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
     Merrill Lynch and an affiliate of Morgan Stanley are co-syndication agents and the joint lead arrangers and joint bookrunners pursuant to Hanesbrands’ First Lien Credit Agreement dated September 5, 2006, Hanesbrands’ Second Lien Credit Agreement dated September 5, 2006 and Hanesbrands’ Bridge Loan Agreement dated September 5, 2006 (the “Bridge Loan Agreement”). The proceeds from the sale of the Notes are intended to be used to repay in full the amounts outstanding under the Bridge Loan Agreement.
     A copy of the Placement Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Placement Agreement are qualified in their entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Placement Agreement, dated December 11, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 15, 2006	HANESBRANDS INC.

	By:	/s/ Catherine A. Meeker

Catherine A. Meeker Associate General Counsel and Secretary

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